Exhibit 99.2
4th Quarter 2007
Earnings
Supplemental
Information
January 29, 2008

The contents of this presentation that are not
statements of historical fact are forward-looking
statements and involve risks and uncertainties that are
discussed in the Safe Harbor section of our earnings
releases and SEC filings. Actual results may differ
materially from such statements. Lexmark undertakes
no obligation to update any forward-looking statements.
Safe Harbor Statement

Key Messages For Investors
• Lexmark is focused on driving long-term value for its shareholders by strategically investing in technology, demand generation and brand development to enable the company to profitably capture supplies in high page-growth segments of the distributed printing market.
 – The business market segment continues to be quite profitable and is focused on growth in higher page-generating workgroup class lasers including monochrome lasers, color lasers, and laser MFPs.
 – The company is aggressively shifting its focus in the consumer market segment to geographic regions, product segments, and customers that generate higher page usage.
• Lexmark is taking actions to improve its cost and expense structure.
• Lexmark continues to maintain a strong financial position with good cash generation and a solid balance sheet, which positions it to invest in the future of the business and compete effectively even during challenging times.

Key Points for 4Q07
• Revenue was in-line with expectation
• EPS greatly exceeded expectation
 – Fewer inkjet hardware unit sales than anticipated
 – Higher product margins driven by better than anticipated price and mix
 – Operating expenses were less than expected
• Solid business market segment performance
 – Record revenue in quarter and for full year driven by good laser supplies growth
 – In January, Lexmark added to award-winning line of color laser multifunction products with the introduction of the Lexmark X560n
• Consumer market segment continuing to transition to new strategy
 – Shift impacting units near term
 – Focused on heavier usage devices
 • High-end units grew in 4Q
 • AUR up reflecting new strategy
 – Wireless share increasing in rapidly growing segment
 – In January, Lexmark introduced its Professional Series inkjet line to meet the demands of small office & home office users
• Restructuring on track
 – Total cost of 2007 actions still expected to be $90 million
 – Still expecting annual savings of $60 million once these actions are completed

Revenue by Geography
(Dollars in millions)	2007	2006	% Change
United States	$561	$577	-3%
Europe	475	510	-7%
Other International	274	283	-3%
Total Revenue	$1,310	$1,369	-4%
Segment Revenue
(Dollars in millions)	2007	2006	% Change
Business	$800	$772	4%
Consumer	509	597	-15%
Total Revenue	$1,310	$1,369	-4%
Segment Operating Income
(Dollars in millions)	2007			2006			YTY Comparison
	GAAP	Restructuring Related(1)	NON GAAP	GAAP	Restructuring Related(1)	NON GAAP	GAAP	NON GAAP
Business	$166	$10	$176	$157	$8	$165	6%	7%
Consumer	37	9	46	50	3	53	-26%	-12%
Other	(89)	12	(78)	(104)	8	(96)	14%	19%
Total Operating Income(2)	$114	$30	$144	$103	$19	$122	10%	18%
(1) Restructuring-related amounts include project costs.
(2) Totals may not foot due to rounding.
Business
Consumer
61%
39%
U.S.
Europe
Other
International
43%
36%
21%
Europe
4th Quarter Results

Revenue by Geography
(Dollars in millions)	2007	2006	% Change
United States	$2,140	$2,245	-5%
Europe	1,827	1,843	-1%
Other International	1,007	1,020	-1%
Total Revenue	$4,974	$5,108	-3%
Segment Revenue
(Dollars in millions)	2007	2006	% Change
Business	$2,999	$2,869	5%
Consumer	1,975	2,239	-12%
Total Revenue	$4,974	$5,108	-3%
Segment Operating Income
(Dollars in millions)	2007			2006			YTY Comparison
	GAAP	Restructuring Related(1)	NON GAAP	GAAP	Restructuring Related(1)	NON GAAP	GAAP	NON GAAP
Business	$612	$12	$624	$600	$36	$636	2%	-2%
Consumer	93	12	106	246	57	303	-62%	-65%
Other (2)	(384)	28	(356)	(404)	32	(372)	5%	4%
Total Operating Income (3)	$321	$52	$373	$443	$125	$568	-27%	-34%
(1) Restructuring-related amounts include project costs.
(2) $10 million pension curtailment gain included in 2006 “GAAP” and 2006 “Restructuring Related” columns on “Other” line.
(3) Totals may not foot due to rounding.
Business
Consumer
60%
40%
U.S.
Europe
Other
International
43%
37%
20%
Europe
Full Year Results

4Q07 Revenue Compared to Last Year
• Total revenue of $1.31 billion declined 4%
 – Business segment revenue grew 4% to a record $800 million
 • Good growth in laser supplies exceeding expectation
 • Laser unit shipments declined 5%
 – Strong growth in laser MFPs offset by declines in low-end single-function lasers
 – Growth in branded workgroup lasers
 • Laser average unit revenue (AUR) increased 2%
 – Consumer segment revenue of $509 million declined 15%
 • Inkjet unit shipments declined 40% primarily reflecting the company’s previously announced strategy to aggressively shift its focus in the consumer market segment to geographic regions, product segments, and customers that generate higher page usage
 • Inkjet AUR increased 12% year to year impacted by a positive mix shift reflecting growth in high-end inkjets
 – Laser and inkjet supplies revenue grew about 3%. Laser supplies growth was largely offset by a decline ininkjet supplies
 – Laser and inkjet printer revenue declined 17% driven by a shift in inkjet strategy
 – Revenue in the U.S. declined 3%, revenue in Europe declined 7%, and
 Other International revenue declined 3%

4Q07 Margins Compared to Last Year
• Gross profit margin 33.4%
 – Excluding the restructuring-related costs, would have been 34.0%
 – 4Q06 gross profit margin was 30.8%, or 31.1% excluding restructuring-related activities
 – Non-GAAP gross profit margin grew 290basis points principally due to a favorable product mix shift partially offset by a decline in product margins
• Operating expense $324 million
 – Excluding charges for restructuring-related costs, would have been $301 million
 – 4Q06 operating expense was $319 million, or $303 million excluding restructuring-related activities
 – Non-GAAP operating expense declined $3 million
• Operating expense to revenue ratio 24.7%
 – Excluding charges for restructuring-related costs, would have been 23.0%
 – 4Q06 operating expense to revenue ratio 23.3%, or 22.1% excluding restructuring-related activities
• Operating income $114 million
 – Excluding restructuring-related costs, would have been $144 million
 – 4Q06 operating income of $103 million, or $122 million excluding restructuring-related activities
 – Non-GAAP operating income grew $22 million driven by higher gross profit
• Operating income margin 8.7%
 – Excluding restructuring-related costs, would have been 11.0%
 – 4Q06 operating income margin was 7.5%, or 8.9% excluding restructuring-related activities

Taxes & Earnings Compared to Last Year
• 4Q07 effective tax rate of 18.5%
 – 4Q06 effective tax rate was 15.9%
• 4Q07 net earnings of $99 million
 – Excluding after-tax restructuring-related activities, would have been $123 million
 – 4Q06 net earnings were $90 million, or $104 million excluding after-tax restructuring-related activities
• 4Q07 EPS $1.04
 – Includes $0.25 per share restructuring-related items
 – 4Q07 EPS would have been $1.29 excluding restructuring-related items
 – 4Q06 EPS were $0.91, or $1.05 excluding $0.14 per share restructuring-related activities

Cash Generation and Share Repurchase
• Net cash provided by operating activities of $212 million in 4Q07, $564 million in 2007
 – Cash and marketable securities were $796 million at quarter end
 – Capital expenditures were $52 million in the quarter, $183 million in 2007
 – Depreciation / amortization was $58 million in the quarter, $192 million in 2007
 – Accounts receivable increased $5 million in the quarter
 • Declined $5 million since the end of 2006
 – Inventory increased $5 million in the quarter
 • Increased $7 million since the end of 2006
 – Accounts payable increased $3 million in the quarter
 • Increased $37 million since the end of 2006
 – Accrued liabilities increased $38 million
 • Declined $13 million since the end of 2006
• Share repurchase authorizationremains at $295 million at quarter end, with no 4Q07 repurchases. Lexmark repurchased approximately 2.7 million shares in 2007 for $165 million

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2007 Restructuring Actions
The restructuring plan announced in October 2007 includes:
 – Completed closure of one of the company’s inkjet supplies manufacturing facilities in
 Mexico and additional optimization measures at the remaining inkjet facilities in Mexico.
 – Reduction of business support cost and expense structure by further consolidating activity globally and expanding the use of shared service centers in lower-cost regions.
 The areas impacted are supply chain, service delivery, general and administrative expense, as well as marketing and sales support functions.
 – Focusing consumer segment marketing and sales efforts into countries or geographic regions that have the highest supplies usage.
• These actions are still expected to impact approximately 1,650 positions by the end of 2008. Most of the impacted positions are being moved to lower-cost countries.
• These 2007 actions are still expected to have a total pretax cost of $90 million.
 The 2007 pretax cost was $34 million in 2007. 2008 pretax costs for the 2007 actions are expected to total $56 million, with $18 million expected in 1Q08.
• Total savings from the restructuring are still expected to be about $40 million in
 2008, and to be approximately $60 million annually once these actions are completed.

Outlook
In the 1st quarter of 2008, the company expects:
• Revenue to be down year to year in the mid- to high-single digit range
• Gross profit margin to be up versus 34.0% in 4Q07
• Operating expense to be up compared to the $301 million in 4Q07
• Operating income margin to be down from the 11.0% in 4Q07
• Effective tax rate to be approximately 26%
• GAAP EPS of $0.66 - $0.76
 – EPS of $0.80 - $0.90 excluding approximately $0.14 for restructuring-related activities
 – GAAP EPS were $0.95 in the 1st quarter of 2007, or $0.96 excluding
 $0.01 per share for restructuring-related activities
• Full year 2008 capital spending to be approximately $225 million
• Full year 2008 depreciation to be approximately $180 million

• GAAP to Non-GAAP Reconciliation Tables
• Unit Trends, Revenue by Product
Tables

	4Q07					4Q06
	Gross Profit	Op Ex	Op Inc	Net Earnings	EPS	Gross Profit	Op Ex	Op Inc	Net Earnings	EPS	1Q07 EPS	1Q08 Guidance

GAAP	$438 33.4%	$324 24.7%	$114 8.7%	$99 7.6%	$1.04	$422 30.8%	$319 23.3%	$103 7.5%	$90 6.6%	$0.91	$0.95	$0.66-$0.76
Restructuring- Related (1)	$7	($23)	$30	$24	$0.25	$3	($16)	$19	$14	$0.14	$0.01	$0.14
Non-GAAP (2)	$445 34.0%	$301 23.0%	$144 11.0%	$123 9.4%	$1.29	$425 31.1%	$303 22.1%	$122 8.9%	$104 7.6%	$1.05	$0.96	$0.80-$0.90
Management believes that presenting the non-GAAP measures above is useful because they enhance shareholders’ understanding of how management assesses the performance of the company’s businesses. Management reviews the performance of the company’s operating segments based on GAAP and non-GAAP measures which reflect income and expense items which are recurring in nature, and do not include the impact of actions that management believes are not reflective of the ongoing operation of the company. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.
Restructuring-related amounts include project costs.
Totals may not foot due to rounding.
Note:
(1)
(2)
GAAP to Non-GAAP Reconciliation Table

	FULL YEAR 2007					FULL YEAR 2006
	Gross Profit	Op Ex	Op Inc	Net Earnings	EPS	Gross Profit	Op Ex	Op Inc	Net Earnings	EPS

GAAP	$1,564 31.4%	$1,242 25.0%	$321 6.5%	$301 6.0%	$3.14	$1,646 32.2%	$1,203 23.6%	$443 8.7%	$338 6.6%	$3.27
Restructuring- Related (1)	$17	($35)	$52	$41	$0.43	$42	($93)	$135	$94	$0.91
Scotland Entity (2)				($7)	($0.07)
Pension Benefit							$10	($10)	($7)	($0.07)
Non-GAAP (3)	$1,581 31.8%	$1,207 24.3%	$373 7.5%	$336 6.7%	$3.50	$1,688 33.0%	$1,120 21.9%	$568 11.1%	$426 8.3%	$4.12
Management believes that presenting the non-GAAP measures above is useful because they enhance shareholders’ understanding of how management assesses the performance of the company’s businesses. Management reviews the performance of the company’s operating segments based on GAAP and non-GAAP measures which reflect income and expense items which are recurring in nature, and do not include the impact of actions that management believes are not reflective of the ongoing operation of the company. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.
Restructuring-related amounts include project costs.
Gains from the substantial liquidation of the Scotland legal entity.
Totals may not foot due to rounding.
Note:
(1)
(2)
(3)
GAAP to Non-GAAP Reconciliation Table

Unit Trends				2006-2007 Change
(Millions)	2005	2006	2007

Laser Units	2.0	2.1	2.1	-3%
Inkjet Units	18.4	14.7	12.1	-18%

Revenue by Product
(Dollars in millions)	2006	2007	Change

Laser & Inkjet Printers	$1,663.0	$1,498.3	-10%
Laser & Inkjet Supplies	3,211.6	3,248.6	+1%
Other	233.5	227.0	-3%
Total Revenue	$5,108.1	$4,973.9	-3%
Unit Trends, Revenue By Product